CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CNS Response, Inc. of our report dated December 29, 2009 included in the Annual Report on Form 10-K of CNS Response, Inc. dated December 30, 2009 relating to the consolidated financial statements of CNS Response, Inc. and its subsidiaries for the two-year period ended September 30, 2009.

/s/Cacciamatta Accountancy Corporation
CACCIAMATTA ACCOUNTANCY CORPORATION

Santa Ana, California
April 28, 2010